Exhibit 99.1

UNITED CONTINENTAL HOLDINGS REPORTS AUGUST 2011

OPERATIONAL PERFORMANCE FOR UNITED AND CONTINENTAL

CHICAGO, Sept. 8, 2011 – United Continental Holdings, Inc. (NYSE: UAL) today reported August 2011 operational results for United Air Lines, Inc. and Continental Airlines, Inc.

United and Continental’s combined consolidated traffic (revenue passenger miles) in August 2011 decreased 2.7 percent versus pro forma August 2010 results on a consolidated capacity (available seat miles) decrease of 1.6 percent. The carriers’ combined consolidated load factor in August 2011 was down 0.9 points compared to the pro forma results from the same period last year.

United and Continental’s August 2011 combined consolidated and mainline passenger revenue per available seat mile (PRASM) each increased an estimated 10.5 to 11.5 percent compared to the pro forma results from August 2010.

Hurricane Irene impacted United and Continental’s operations in August, reducing the company’s revenue results by approximately $40 million in the month and reducing consolidated capacity. As a result, consolidated PRASM year-over-year growth improved by approximately 1 percentage point, which is included in the above estimate.

About United Continental Holdings, Inc.

United Continental Holdings, Inc. (NYSE: UAL) is the holding company for both United Airlines and Continental Airlines. Together with United Express, Continental Express and Continental Connection, these airlines operate an average of 5,765 flights a day to 377 airports on six continents from their hubs in Chicago, Cleveland, Denver, Guam, Houston, Los Angeles, New York/Newark Liberty, San Francisco, Tokyo and Washington, D.C. United and Continental are members of Star Alliance, which offers more than 21,200 daily flights to 1,185 airports in 185 countries. United and Continental’s more than 80,000 employees reside in every U.S. state and in many countries around the world. For more information about United Continental Holdings, Inc., go to UnitedContinentalHoldings.com. For more information about the airlines, see united.com and continental.com or follow on Twitter and Facebook.

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UAL REPORTS AUGUST 2011 OPERATIONAL PERFORMANCE/Page 2

Preliminary Operational Results

	August				Year-to-Date
	2011	2010 Pro Forma	Change		2011	2010 Pro Forma	Change
REVENUE PASSENGER MILES (000)
Domestic	9,053,223	9,294,315	(2.6)%		64,811,970	65,988,784	(1.8)%

International	8,101,047	8,350,781	(3.0)%		59,101,518	58,828,946	0.5%
Atlantic	3,816,483	4,050,941	(5.8)%		26,763,920	26,652,507	0.4%
Pacific	2,931,684	2,936,943	(0.2)%		20,920,170	21,134,787	(1.0)%
Latin America	1,352,880	1,362,897	(0.7)%		11,417,428	11,041,652	3.4%

Mainline	17,154,270	17,645,096	(2.8)%		123,913,488	124,817,730	(0.7)%
Regional	2,375,710	2,417,649	(1.7)%		17,304,515	17,503,103	(1.1)%
Consolidated	19,529,980	20,062,745	(2.7)%		141,218,003	142,320,833	(0.8)%

AVAILABLE SEAT MILES (000)
Domestic	10,240,594	10,497,601	(2.4)%		75,850,178	77,264,524	(1.8)%

International	9,575,790	9,679,914	(1.1)%		73,308,808	70,830,886	3.5%
Atlantic	4,522,343	4,674,017	(3.2)%		33,577,226	32,149,945	4.4%
Pacific	3,397,040	3,356,346	1.2%		25,358,944	25,085,793	1.1%
Latin America	1,656,407	1,649,551	0.4%		14,372,638	13,595,148	5.7%

Mainline	19,816,384	20,177,515	(1.8)%		149,158,986	148,095,410	0.7%
Regional	2,974,920	2,990,502	(0.5)%		22,299,785	22,181,838	0.5%
Consolidated	22,791,304	23,168,017	(1.6)%		171,458,771	170,277,248	0.7%

PASSENGER LOAD FACTOR
Domestic	88.4%	88.5%	(0.1	)pts	85.4%	85.4%	0.0	pts

International	84.6%	86.3%	(1.7	)pts	80.6%	83.1%	(2.5	)pts
Atlantic	84.4%	86.7%	(2.3	)pts	79.7%	82.9%	(3.2	)pts
Pacific	86.3%	87.5%	(1.2	)pts	82.5%	84.3%	(1.8	)pts
Latin America	81.7%	82.6%	(0.9	)pts	79.4%	81.2%	(1.8	)pts

Mainline	86.6%	87.4%	(0.8	)pts	83.1%	84.3%	(1.2	)pts
Regional	79.9%	80.8%	(0.9	)pts	77.6%	78.9%	(1.3	)pts
Consolidated	85.7%	86.6%	(0.9	)pts	82.4%	83.6%	(1.2	)pts

ONBOARD PASSENGERS (000)
Mainline	8,925	9,229	(3.3)%		65,855	67,304	(2.2)%
Regional	4,133	4,249	(2.7)%		30,462	31,013	(1.8)%
Consolidated	13,058	13,478	(3.1)%		96,317	98,317	(2.0)%

CARGO REVENUE TON MILES (000)
Total	199,728	241,122	(17.2)%		1,782,936	2,007,866	(11.2)%

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UAL REPORTS AUGUST 2011 OPERATIONAL PERFORMANCE/Page 3

Preliminary Financial Results

July 2011 year-over-year consolidated PRASM change	7.7%
July 2011 year-over-year mainline PRASM change	7.9%
August 2011 estimated year-over-year consolidated PRASM change	10.5-11.5%
August 2011 estimated year-over-year mainline PRASM change	10.5-11.5%
August 2011 estimated consolidated average price per gallon of fuel, including fuel taxes	3.17	Dollars
Third Quarter 2011 estimated consolidated average price per gallon of fuel, including fuel taxes	3.16	Dollars

Preliminary August Operational Results for United and Continental

United Airlines	2011	2010	Change
On-Time Performance[1]	77.8%	85.1%	(7.3	) pts
Completion Factor[2]	97.8%	99.0%	(1.2	) pts

Continental Airlines	2011	2010	Change
On-Time Performance[1]	74.3%	87.1%	(12.8	) pts
Completion Factor[2]	96.6%	99.9%	(3.3	) pts

[1]	Based on domestic mainline scheduled flights arriving within 14 minutes of scheduled arrival time, according to data published in the DOT Air Travel Consumer Report.
[2]	Mainline Completion Percentage

Safe Harbor Statement

Certain statements included in this release are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements which do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to us on the date of this release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aviation fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aviation fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation and other insurance; the costs associated with security measures and practices; industry consolidation or changes in airline alliances; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements); labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; the possibility that expected merger synergies will not be realized or will not be realized within the expected time period; and other risks and uncertainties set forth under Item 1A., Risk Factors of our Annual Report on Form 10-K, as well as other risks and uncertainties set forth from time to time in the reports we file with the SEC. Consequently, forward-looking statements should not be regarded as representations or warranties by us that such matters will be realized.

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